                                                                     EXHIBIT 3.1

  STAMP OF THE                                                     JUNE 30, 2000
TRADES REGISTRY                                                             7032
   OF VAUD                                                                  ----




                          LOGITECH INTERNATIONAL S.A.

                           ARTICLES OF INCORPORATION

             APPROVED BY THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                ON JUNE 25, 1998

                                       &

                           MODIFIED ON JUNE 29, 2000

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                                    TITLE 1
                                    -------

              CORPORATE NAME - REGISTERED OFFICE - PURPOSE - TERM

Article 1
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There exists under the corporate name

                         "Logitech International S.A."
                          ---------------------------

a corporation (societe anonyme) governed by these articles and by-laws and title twenty-six of the Code of Obligations [the "CO"].

The term of the company shall be indefinite.

The registered office is in Apples.

Article 2
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The company is a holding company the purpose of which is to coordinate the activities of various Swiss and foreign subsidiaries of the Logitech group.

In addition, it has the purpose of acquiring and managing interests in other businesses, in particular the acquiring, holding and assigning of interests to other companies and businesses, the nature of which may be commercial, industrial, financial or owning/managing real property, whether in Switzerland or abroad, directly or indirectly, in its own name and for its own account or for the account of third parties, as investments or for other reasons, as well as the financing of affiliate companies.

The company may undertake any activity, whether in Switzerland or abroad, and form branches and undertake any real estate, financial or commercial transaction directly or indirectly related to its purpose.

                                    TITLE II
                                    --------

                             SHARE CAPITAL - SHARES

Article 3
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The share capital is fixed at 41,629,200.00 [Swiss] francs (forty-one million six hundred twenty-nine thousand two hundred francs) and is entirely paid up. It is divided into 4,162,920 (four million one hundred sixty-two thousand nine hundred twenty) shares having a par value of 10.00 [Swiss] francs (ten francs) each.

Article 4
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Shares shall be registered. They shall be numbered and bear the facsimile signature of two directors.

The general meeting of shareholders shall have the option of converting the registered shares into bearer shares by way of an amendment to the articles and by-laws.

The company may issue certificates representing the shares in lieu of unitary shares.

The company may waive the printing of registered shares and issuing of securities. However, any shareholder may require at any time and free of charge that the company print and issue stock certificates. The board of directors shall fix by regulation the details and executory prescriptions thereof.

Article 5
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Each share shall confer the right to a proportional part of the profit resulting from the balance sheet and the proceeds of liquidation.

Shareholders shall be bound to perform only those services as prescribed by the articles and by-laws and shall not be personally liable for corporate liabilities.

Shares shall be indivisible; the company shall recognize only one representative per share.

The ownership of a share shall entail acceptance of the articles and by-laws.

Article 6
---------

The company shall keep a share register which lists the owners' and beneficiaries' names of the shares as well as their domiciles.

Only the persons registered as owners in that register shall be considered to be shareholders with respect to the company.

The transfer of share ownership shall require the delivery of the stock certificate endorsed over to the purchaser.

Registered shares not incorporated into a certificate as well as the respective rights attached thereto which are not incorporated into any certificate may be transferred only by assignment. The assignment shall be valid only if the company has been notified thereof.

When a shareholder appoints a bank as his agent to manage registered shares not incorporated into a certificate, such shares and the respective rights attached thereto not incorporated into any certificate may be transferred only with the consent of the said bank. Share pledging shall be possible only for the benefit of that bank; it is not necessary that the company be notified.

Article 7
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The company shall not make any entry changes in the share register between the date of sending of the notices for a general meeting of shareholders and the day following such a meeting.

Should a shareholder change his address, he must so inform the company. As long as such has not been done, any written communication shall be validly made to his last address inscribed on the share register.

                                   TITLE III
                                   ---------

                          THE CORPORATION ORGANIZATION

                      A.  GENERAL MEETING OF SHAREHOLDERS
                      -----------------------------------

Article 8
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The general meeting of shareholders shall be the supreme authority of the company. It holds the untransferable rights provided for under Art. 698 of the CO.

The general meeting of shareholders shall convene in a place designated by the board of directors.

One or several shareholders representing together at least ten per cent of the share capital may require a general meeting of the shareholders. Shareholders who represent shares having an aggregate par value of one million francs may require that an item be placed on the agenda. The convocation [of the meeting] and the listing of the item on the agenda must be requested in writing and must mention the issues to be deliberated on and the proposals; such a request must be in the hands of the board of directors at least sixty (60) days before the date planned for the general meeting of shareholders.

Article 9
---------

General meetings of shareholders shall be called in writing by notices sent to each shareholder at the address inscribed on the share register at least twenty days before the date of the meeting.

Article 10
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Each share confers the right to one vote.

Only those shareholders who are registered on the day of the mailing of the notices convening the general meeting of shareholders shall have the right to vote.

Article 11
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Any shareholder may appoint a representative who need not be a shareholder, provided that person holds a written proxy. Members of the board of directors who are present shall decide whether to accept or refuse such proxies.

Article 12
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The general meeting of shareholders shall be presided over by the chairman or any other member of the board of directors. In the absence of such persons, the president shall be appointed by the general meeting.

The president shall appoint the secretary of the general meeting and the scrutineers.

Article 13
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In the absence of any provision to the contrary in the law, the articles or the by-laws, the general meeting of shareholders shall make resolutions and proceed to elections by a simple majority of the votes cast. In the event of a tie vote, the vote of the president shall decide.

As a general rule, voting and elections shall be done by a show of hands; however, a secret ballot shall be used when the president so orders or when 25 shareholders present at the meeting shall so request.

                            B.  BOARD OF DIRECTORS
                            ----------------------

Article 14
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The board of directors of the company shall be composed of at least three members appointed by the general meeting of shareholders for a term of three years and who shall be indefinitely re-eligible.

The board of directors shall organize itself. It shall be called to a meeting by the chairman as often as business requires.

Article 15
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The board of directors shall make resolutions and proceed to elections by a majority vote of the members present at the meeting. In the event of a tie vote, the vote of the chairman shall decide.

The decisions of the board of directors may be made in the form of a written consent (given by letter, fax or telegram) to a proposal, such consent representing a majority of all the members of the board of directors inasmuch as the proposal was submitted to all the members of the board of directors, unless a discussion is requested by one of them.

Article 16
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The board of directors shall have the non-transferable and inalienable powers provided for under Art. 716a of the CO.

It may make decisions on any matters which have not been reserved to the general meeting of shareholders.

Article 17
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The board of directors may, in compliance with the organizational regulations, entrust the management and the representation of the company to one or more of its members (delegates) or to third parties (managers) who need not be shareholders.

Article 18
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In countries where laws or customs require for companies that important documents, or those subject to certain conditions of form have a seal, a seal may be affixed next to the signature.

The board of directors shall determine those seals and set the rules regarding the use thereof.

                              C.  AUDITING BOARD
                              ------------------

Article 19
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The general meeting of shareholders shall appoint one or several auditors as an auditing board. It may appoint substitute auditors.

The tenure of the auditors shall be one year; such term shall end during the general meeting of shareholders to which the annual report must be submitted. Reappointment shall be possible.

                                    TITLE IV
                                    --------

            FISCAL YEAR, ANNUAL ACCOUNTS AND DISTRIBUTION OF PROFITS

Article 20
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The fiscal year shall begin on April 1st and end on March 31st.

Article 21
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Five per cent of the annual profits shall be allocated to the general reserve until such reaches twenty per cent of the paid up share capital. Should the general reserve be used in any amount the allocation of profits to replenish it shall resume.

The balance of the profits from the balance sheet shall be distributed according to the resolutions of the general meeting of shareholders upon proposal from the board of directors; however, the mandatory legal provisions regarding the legal reserve shall be complied with.

Article 22
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Dividends shall be paid at the time set by the board of directors. Any dividend which has not been claimed within five years following the date such became payable shall be forfeited to the company by simple right and automatically.

                                    TITLE V
                                    -------

                                  LIQUIDATION

Article 23
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The general meeting of shareholders shall retain its right to approve the accounts at the time of liquidation and shall give the liquidators discharge therefor.

After paying its debt and liabilities, the assets of the dissolved company shall be distributed among the shareholders pro rata according to the par value of each such shareholders' shares.

                                    TITLE VI
                                    --------

                        PUBLIC NOTICES - COMMUNICATIONS

Article 24
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Public notices by the company shall be made in the Feuille Officielle Suisse du
Commerce (Swiss Legal Bulletin for Commerce).

                                   TITLE VII
                                   ---------

                 CONTRIBUTIONS IN KIND - REPURCHASING OF ASSETS

Article 25
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1.  Daniel Borel contributed to the company, one thousand four hundred thirty-
    nine (1,439) bearer shares of Logitech S.A. at Romanel-sur-Morges, at a par value of one hundred francs (CHF100.00) each, against a total purchase price of seven million one hundred ninety-five thousand francs (CHF7,195,000.00).

    Daniel Borel's contribution was made and accepted against the purchase price of seven million one hundred ninety-five thousand francs (CHF7,195,000.00).

    In exchange, seventy-one thousand nine hundred fifty (71,950) totally paid up bearer shares of Logitech International S.A. at a value of one hundred francs (CHF100.00) each were delivered to Daniel Borel.

2. Timothy Zier contributed to the company, fourteen million twenty-eight thousand four hundred ninety-two (14,028,492) registered shares of Logitech, Inc. at Palo Alto (California, United States of America), without par value, against a total purchase price of fifteen million francs (CHF15,000,000.00).

    In exchange, one hundred fifty thousand (150,000) totally paid up bearer shares of Logitech International S.A. at a value of one hundred francs (CHF100.00) each were delivered to Timothy Zier.

3. Daniel Borel contributed to the company, eight hundred thousand (800,000) registered shares of Logitech Far East at Taiwan (The People's Republic of China) [sic], at a par value of ten Taiwan dollars ($NT10.00) each, against a total purchase price of one million francs (CHF1,000,000.00).

    Daniel Borel's contribution was made and accepted against the purchase price of one million francs (CHF1,000,000.00).

    In exchange, ten thousand (10,000) totally paid up bearer shares of Logitech International S.A. at a value of one hundred francs (CHF100.00) each were delivered to Daniel Borel.

4. Pierluigi Zappacosta contributed to the company, five hundred sixty (560) bearer shares of Logitech S.A. at Romanel-sur-Morges, at a par value of one hundred francs (CHF100.00) each, against a total purchase price of two million eight hundred thousand francs (CHF2,800,000.00).

    Pierluigi Zappacosta's contribution was made and accepted against the purchase price of two million eight hundred thousand francs
    (CHF2,800,000.00).

    In exchange, twenty-eight thousand (28,000) totally paid up bearer shares of Logitech International S.A. at a value of one hundred francs (CHF100.00) each were delivered to Pierluigi Zappacosta.

5. Francois Davoine contributed to the company, one (1) bearer share of Logitech S.A. at Romanel-sur-Morges, against a purchase price of five thousand francs (CHF5,000.00).

    Francois Davoine's contribution was made and accepted against the purchase price of five thousand francs (CHF5,000.00).

    In exchange, fifty (50) totally paid up bearer shares of Logitech International S.A. at a value of one hundred francs (CHF100.00) each were delivered to Francois Davoine.

Article 26
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The company intends to purchase in cash from Daniel Borel acting as a fiduciary the following interests:

 .   The shares of Logitech Italia S.r.l.'s capital in the amount of twenty million lire (ITL20,000,000.00) for a maximum amount of fifty thousand francs (CHF50,000.00).

 .   The shares of Logitech UK Ltd.'s capital in the amount of twenty thousand pounds ((Pounds)20,000.00) for a maximum amount of one hundred thousand francs (CHF100,000.00).

 .   The shares of Logitech Japan K.K.'s capital in the amount of fifty million yen ((Yen)50,000,000.00) for a maximum amount of six hundred thousand francs (CHF600,000.00).

 .   The shares of Logitech GmbH's capital in the amount of fifty thousand German marks (DM50,000.00) for a maximum amount of fifty thousand francs (CHF50,000.00).

Article 27
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The board of directors shall be authorized until June twenty-ninth two thousand two to increase the share capital by the amount of ten million francs (CHF10,000,000.00) by issuing one million (1,000,000) registered shares at a par value of ten francs (CHF10.00) each. The new shares must be fully paid up. The board of directors may proceed with the capital increase in full or by stages.

For important reasons, the board of directors may eliminate the shareholders' right of first refusal for just cause, in particular if the shares are issued in connection with the acquisition of companies or businesses or portions thereof, a merger with other companies, the financing of the acquisition of other companies or with the introduction of a public offering of the shares on foreign stock exchanges with a view to expanding the shareholder base or obtaining a listing on a foreign exchange. Any shareholder's right of first refusal which is not exercised shall revert to the company and shall be used by the board of directors for the best interests of the company.

The board of directors shall set the issue price of the shares, the manner in which such will be paid up, and the conditions attached to exercising the right of first refusal.

Article 28
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As regards the exercise of share option rights granted to certain employees, officers and directors of the group according to the 1988 Stock Option Plan, the 1989 Stock Purchase Plan, the 1996 Stock Plan and the 1996 Stock Purchase Plan, the share capital of the company may be increased at most by eleven million four hundred seventy thousand eight hundred francs (CHF11,470,800.00) by way of the issuance of one million one hundred forty-seven thousand eighty (1,147,080) registered shares at a par value of ten francs (CHF10.00) each.

The shareholders' right of first refusal shall be eliminated for such new shares.

These articles of incorporation and by-laws were approved on June twenty-fourth nineteen hundred ninety-three and modified on June twenty-seventh nineteen hundred ninety-six, February thirteenth nineteen hundred ninety-eight, June twenty-fifth nineteen hundred ninety-eight and on June twenty-third and June twenty-ninth two thousand.



     STAMP                  Articles of incorporation and by-laws updated as of
ALAIN COLOMBARA                               June 29, 2000.
     NOTARY
                                    Witness:  /s/ Alain Colombara

    STAMP                   I, the undersigned, hereby certify that these
OF THE TRADES               articles of incorporation and by-laws conform to
   REGISTRY                 those actually filed with the Trades Registry of
   OF VAUD                  the Canton of Vaud.
                            Moudon,      JAN 3, 2001
                                   -----------------------

                                                                      The agent:
                                                                 /s/ [Illegible]

                                                         -----------------------
                                                                 STAMP DUTY PAID
                                                         -----------------------